Exhibit 10.09

THOMAS D. SULLIVAN

STOCK OPTION AGREEMENT

and

LUMBER LIQUIDATORS, INC.

GUARANTY AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into as of the 1st day of August 2005 by and between Lumber Liquidators, Inc., a Massachusetts corporation (the “Company”), Thomas D. Sullivan (“TDS”) and Kevin H. Sullivan (“KHS”). The Company and TDS hereby enter into this Agreement to provide a long-term incentive to KHS that rewards KHS for his contributions to the growth and success of the Company. References herein to the “Company” shall mean Lumber Liquidators, Inc. and all of its subsidiaries, on a consolidated basis and taken as a whole, and shall also include any and all successors thereto.

1. Grant of Option. KHS is hereby awarded the right and option to purchase from TDS, for services previously provided to the Company during seven years of continuous employment, plus an aggregate additional purchase price of $1.00, the number of shares of Common Stock of the Company determined as set forth in Section 2 (the “Option”).

2. Number of Shares. (a) The number of shares that may be acquired upon the exercise of this Option shall be determined at the time of the exercise of this Option and shall be equal to the sum of (a) such number of shares of Common Stock of the Company equal to two and one-half percent (2 1/2%) of the Common Stock of the Company and (b) such number of shares of Common Stock of the Company having an aggregate value equal to the ten and one-half percent (10 1/2%) of the value of the Western Region of the Company. The calculation of the number of shares in (a) and (b) shall be made on a Fully Diluted Basis and determined on the date the Option becomes fully exercisable, The value of the Western Region of the Company shall be determined by multiplying the Company Value by a fraction the numerator of which is the net income of the Western Region of the Company for the immediately preceding 12 months (or portion thereof) and the denominator of which is the net income of the Company for the same period, determined in accordance with generally accepted accounting principles consistently applied. The foregoing calculations shall be set forth in a certificate signed on behalf of the Company, certified as true and correct (to the best of such person’s knowledge after reasonable investigation) as of such date of determination by its Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer (as such terms are defined by the Securities Exchange Act of 1934, as amended) or, at the Company’s discretion, by the Company’s independent auditors, and such certificate shall be delivered to KHS.

(b) If, following the date hereof, the Company determines that bona fide corporate business reasons necessitate dividing such Western Region of the Company into two or three separate sales or operations regions, each with a separate regional manager (who becomes compensated according to the Company’s regional manager commission plan and who reports directly to the same officer of the Company to whom KHS reports), the Company shall provide prompt written notice to KHS of such planned division. The date of such planned division of the Western Region of the Company into smaller regions shall be referred to as the “Regional

Division Effective Date”, which date shall not be earlier than 60 days after KHS’s receipt of the foregoing written notice.

3. Company Value in Specific Circumstances. Solely for the limited purposes of determining the Option Value for purposes of Sections 7 and 10 below, the Company Value shall be equal to 9.9 times the net income of the Company for the immediately preceding 12 months, determined in accordance with generally accepted accounting principles. The foregoing calculations shall be set forth in a certificate signed on behalf of the Company, certified as true and correct (to the best of such person’s knowledge after reasonable investigation) as of such date of determination by its Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer (as such terms are defined by the Securities Exchange Act of 1934, as amended) or, at the Company’s discretion, by the Company’s independent auditors, and such certificate shall be delivered to KHS.

4. Exercise of Option. This Option shall become fully exercisable (i) on February 1, 2008, provided that KHS remains employed by the Company on such date, and shall continue to be exercisable until the termination of KHS’s rights hereunder pursuant to Sections 7, 9 and 10 (ii) as provided by Section 8 herein, and (iii) upon any material breach of this Agreement or the Escrow Agreement by either TDS or the Company that remains uncured for 48 hours. In the event of KHS’s death or Permanent Disability, Section 7 of this Agreement shall govern the exercisability of the Option. Except as provided in Section 6, this Option must be exercised in full and may not be exercised in part.

5. Method of Exercise and Payment for Shares and Taxes. This Option may be exercised only by written notice delivered to the Company. Such notice shall be accompanied by (i) payment of the Option price in full in cash and (ii) payment to the Company in cash of any Required Tax Withholdings with respect to the exercise or, at KHS’ option, compliance with such other arrangements that have been authorized for holders of other stock options of the Company and which arrangements are satisfactory to the Company’s Board of Directors (or compensation committee thereof) regarding Required Tax Withholdings.

6. Tax Withholdings. The Company shall have the unrestricted right to withhold from any cash amounts due (or to become due) from the Company to KHS an amount equal to any Required Tax Withholdings in excess of amounts paid to the Company by or on behalf of KHS for such taxes. If KHS fails to make payment to the Company for any Required Tax Withholdings on or before the later of (a) the day such taxes are required to be remitted or (b) ten (10) business days after the day notice of such Required Tax Withholding is delivered to KHS by the Company (which failure shall not constitute a breach of this Agreement or any Settlement Document), the call right granted to TDS shall be automatically exercised with respect to the number of shares having a value equal to the Required Tax Withholdings and TDS shall make the cash payment due to KHS upon such exercise to the Company as payment of the Required Tax Withholdings.

7. Death or Disability of KHS. In the event of the death or Permanent Disability of KHS prior to the exercise of this Option, this Option shall be terminated and TDS shall make a cash payment to KHS, or his designated beneficiary, or if none, his estate. If KHS’s death or Permanent Disability occurs on or before November 1, 2006, the amount of the cash payment to

KHS or his estate shall be equal to fifty percent (50%) of the Option Value. If KHS’s death or Permanent Disability occurs after November 1, 2006, the amount of the cash payment shall be equal to one hundred percent (100%) of the Option Value. All Required Tax Withholdings shall be deducted from the amount due to KHS or his estate and paid by TDS to the Company pursuant to this Section 7. All payments required by this Section 7 shall be made by TDS within sixty (60) days following KHS’s death or Permanent Disability.

8. Initial Public Offering or Sale Event. Immediately prior to the completion of an Initial Public Offering or a Sale Event this Option shall become exercisable and shall be deemed to be exercised in full and the Put and Call rights granted in Section 10 and the Right of First Refusal granted in Section 11 shall terminate. The consideration received by KHS as a result of an Initial Public Offering or Sale Event shall be the same as the consideration received by the other holders of Common Stock.

9. Exercise After Termination of Employment. If KHS’s employment is terminated by the Company without Cause at any time prior to the exercise of this Option, this Option shall become immediately exercisable in full. If KHS’s employment is terminated by the Company for Cause at any time prior to the exercise of this Option, or by KHS prior to February 1, 2008 (other than resulting from his death or Permanent Disability), this Option shall terminate immediately. In all events in which KHS ceases to be employed by the Company, KHS may exercise this Option to the extent it is exercisable at such time, provided that this Option must be exercised within ninety (90) days following the date of termination (or such longer period as required by applicable law).

10. Put and Call Rights.

(i) In the event (a) there is no Initial Public Offering or Sale Event before February 1, 2008 or (b) KHS’s employment is terminated by the Company without Cause, KHS shall have the right to put and TDS shall have the right to call this Option at any time after the earlier of February 1, 2008 or the date of such termination. If either the put or call is exercised, TDS shall make a cash payment to KHS equal to the Option Value, less Required Tax Withholdings which shall be paid by TDS to the Company. Except as provided in Section 6, the put and call rights granted in this Section 10 must be exercised in full and may not be exercised in part.

(ii) Notwithstanding the foregoing or any other provisions to the contrary, in the event either an Initial Public Offering or Sale Event were to occur within six (6) months after the date TDS has exercised the put under Section 10(i) above, the Option Value shall be reset and deemed to be the amount KHS would have been entitled to receive upon such Initial Public Offering or Sale Event, as the case may be (the “Deemed Option Value”), and TDS shall become obligated, with no further action or notice required, to make a cash payment to KHS equal to the difference between the Deemed Option Value and the Option Value originally determined in connection with such exercise of the foregoing put right less any Required Tax Withholdings with respect to such additional payment which shall be paid by TDS to the Company. Such additional cash payment shall be become due and owing upon such Initial Public Offering or Sale Event and shall be made within 30 days thereafter.

11. TDS’s Right of First Refusal. In the event that KHS desires to sell or otherwise transfer all or part of the Option Shares acquired by KHS from the exercise of this Option, KHS shall first give written notice to TDS of his intention to make such transfer. Such notice shall state the number of shares which KHS proposes to sell, the price and terms of the proposed sale and the name and address of the proposed transferee. At any time within ten (10) business days after receipt of such notice by TDS, TDS may elect to purchase all or any portion of the shares at the price and on the terms offered by the proposed transferee and specified in the notice. If TDS elects to exercise its purchase right, the closing for such purchase shall take place within forty-five (45) days after receipt by TDS of the initial notice from KHS to TDS. In the event TDS does not elect to exercise this purchase right or does not pay the fill purchase price within such forty-five (45) day period, KHS may, within sixty (60) days thereafter, sell the shares to the proposed transferee at the same price and on the same terms as specified in KHS’s notice to TDS. Any Option Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement. Any Option Shares not sold to the proposed transferee shall remain subject to this Agreement. TDS shall have the sole obligation to notify the Company of the notices, if any, required by this section.

12. Drag Along Right. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any non-affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer’) in a bona fide negotiated transaction (a “Sale”), KHS shall be obligated to and shall upon the written request of a Majority Shareholder: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his shares on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 12.

13. Lockup Provision. KHS agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Option Shares (including, without limitation pursuant to Rule 144 under the Act) held by him for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of the Company’s Initial Public Offering or ninety (90) days in the case of any other public offering; provided, however, that KHS shall not be obligated to agree to any such lock-up provision unless and until each other regional manager and officer of the Company has agreed to an identical lock-up provision.

14. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Cause” shall have the meaning ascribed to it in any employment agreement between KHS and the Company in effect at such time. If no such employment agreement exists, Cause shall mean termination of KHS’s employment for KHS’s (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, (ii) material breach of any agreement between KHS and the Company, following written notice thereof and 48 hours to cure, if curable, (iii) material failure to comply with the Company’s written policies or rules, following notice thereof and 48 hours to cure, if curable, (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, or (v) gross negligence or willful misconduct.

“Common Stock” shall mean the common stock of the Company as set forth in its articles of incorporation in effect on the date hereof, and any other shares of any class or classes of capital stock of the Company, whether resulting from any reclassification or otherwise, that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

“Company Value” shall mean the Fair Market Value of the Company.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of the Company.

“Fully Diluted Basis” shall assume all outstanding shares of Common Stock, and all warrants, options or other rights to acquire Common Stock (but excluding any debt security that is convertible into, or exchangeable for, Common Stock), and all shares of the Company’s preferred stock that are convertible into Common Stock, are converted.

“Initial Public Offering” shall mean the Company’s first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, as a result of or following which the stock of the Company shall be publicly held.

“Lien” means, with respect to any asset (including the Option Shares), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under any applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Option Shares” shall mean any and all Common Stock acquired by KHS upon the exercise of this Option.

“Option Value” shall mean the value of the shares of stock that would be received upon the exercise of this Option based on the Company Value.

“Permanent Disability” shall have the meaning ascribed to it in any employment agreement between KHS and the Company that is in effect at such time. If no such employment agreement is in effect, Disability shall have the meaning provided in Section 22(e) of the Internal Revenue Code of 1986.

“Required Tax Withholdings” shall mean any taxes or other amounts required by any government to be withheld or otherwise deducted and paid with respect to this Option or any payments under this Agreement.

“Sale Event” shall mean, regardless of form thereof and except in the case of the Initial Public Offering, the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction.

“Settlement Documents” shall mean the Employment, Confidentiality and Non-competition Agreement between KHS and the Company and the Confidential Release and Settlement Agreement among KHS, TDS and the Company each dated of even date herewith.

“Western Region of the Company” shall mean, as of the date hereof, all of the Company’s operations in Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, Oregon, Utah, Washington and Wyoming. Subject to Section 2(b) hereof, from and after any Regional Division Effective Date, the “Western Region of the Company” shall be deemed to mean (i) all of the Company’s operations in the aforementioned states on and as of the Regional Division Effective Date, plus (ii) all planned and approved new store locations in the aforementioned states that have projected operation commencement dates within the 120-day period subsequent to such Regional Division Effective Date. Any Company retail location opened after 120 days following a Regional Division Effective Date that (i) is not under the direct or indirect supervision or management of KHS (as provided in written notice from the Company to KHS) and (ii) is not a Replacement Location, shall not be considered a part of the Western Region of the Company for purposes of Section 2 of this Agreement. As used above, a “Replacement Location” shall mean any new or additional retail location that opens in a metropolitan market in the Western Region of the Company as a result of an existing location’s expansion, reduction or relocation, new leased premises or the like, with the commensurate planned closing of an existing retail location.

15. Additional Representations of TDS to KHS and the Company.

(a) TDS represents that he has good title to the Option Shares free and clear of all Liens, that he has all necessary power and authority to enter into and perform this Agreement,

and this Agreement constitutes his valid and binding obligation. TDS further represents that he shall not directly or indirectly, sell, contract or agree to sell, dispose of or otherwise transfer the Option Shares, or create, incur, assume or suffer to exist any Lien of any kind whatsoever on any Option Shares (except as provided by this Agreement).

(b) As a condition precedent to KHS’s acknowledgement that TDS will be the primary obligor of the Option Shares according to the terms of this Agreement, TDS has agreed to expeditiously, but in no event later than December 1, 2005, place or caused to be placed into a separate escrow account with Bank of America, or such other mutually acceptable banking institution, as Escrow Agent, 1,500,000 shares of Common Stock, which such number of shares are sufficient, as of the date of this agreement, to satisfy TDS’s obligations under Section 2 of this Agreement. The escrow arrangement established as herein provided shall be pursuant to the Escrow Agreement annexed hereto as Exhibit A, shall be satisfactory to KHS and shall name KITS as the sole beneficiary (subject to the provisions of this Agreement). The number of escrowed shares may, at TDS’s sole discretion, be increased or decreased, as appropriate, based upon the then current Option Value; provided, however, the number of escrowed shares shall not be less than 1,500,000 shares (as such amount may be adjusted after the date hereof for stock reclassifications, reorganizations, stock splits, stock dividends, and the like). TDS, KHS and the Company each agree to reasonably comply on a timely basis with any restrictions and requests made by such Escrow Agent to further the foregoing intent.

(c) The Escrow Agreement shall be deemed a part of, and its terms are hereby incorporated by reference into, this Agreement. The applicable terms of this Agreement are likewise to be deemed a part of, and incorporated by reference into, the Escrow Agreement.

16. Unconditional Guarantee by the Company of TDS’s Obligations Hereunder.

(a) It is expressly understood and agreed that the consideration for the Option Shares is employment services provided by KHS solely to the Company. Nonetheless, the Company has requested and TDS has agreed that TDS shall fulfill the obligation to provide KHS with Option Shares from his shares he owns free and clear, and the Company and TDS have jointly requested that KHS look first to TDS for fulfillment of the obligation to provide the equity compensation contemplated by this Agreement. KHS has agreed to do so solely upon the Company’s express confirmation that (i) KHS shall not be disadvantaged in any material respect, economically or otherwise, by this arrangement as an alternative to the Company providing the value of the Option Shares as his equity compensation and (ii) the Company has fully and unconditionally guaranteed TDS’s full and timely performance. Notwithstanding any other provision herein or in any other agreement or instrument to the contrary, the Company shall at all relevant times under this Agreement guarantee, for the benefit of KHS, the fill performance of TDS’s obligations hereunder if and to the extent TDS, for any reason whatsoever, fails to so timely perform when due or otherwise fails to comply. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Company shall become obligated to pay the same immediately. The foregoing guarantee shall be unconditional and irrevocable, irrespective of any absence of any action to enforce the same, the waiver or consent by KHS with respect to any provision hereof or in any agreement with the Company or TDS.

(b) The Company and TDS jointly represent to KHS that the foregoing structure relating to the Option Shares does not and will not violate any laws known to them to be applicable to the Company. In the event this structure is deemed to conflict with or contradict any applicable Iaws, then such applicable laws shall control.

17. Arbitration and Mediation of Disputes. All disputes arising out of or concerning the interpretation or application of this Agreement, shall be resolved timely and exclusively by final and binding arbitration pursuant to the Rules of the American Arbitration Association’s (AAA’s) Model Employment Arbitration Procedures. Prior to arbitrating any dispute, the parties agree to attempt to settle the dispute with the assistance of a mutually agreed upon mediator. If the parties cannot resolve the dispute through mediation, then arbitration must be demanded within thirty (30) calendar days or the time when the demanding party knows or should have known of the event or events giving rise to the claim. The arbitration opinion and award shall be final and binding on the Company, TDS and KHS and shall be enforceable by any court. The Company and TDS and KHS shall share equally all costs of arbitration and the prevailing party will be awarded all reasonable costs and attorney’s fees. The Company, TDS and KHS agree that certain claims will be litigated and reviewed before an impartial arbitrator, mutually agreed upon by the parties. However, if the parties cannot agree upon the arbitrator, the parties agree that AAA can select the arbitrator. The venue for arbitration is Boston, Massachusetts and the governing law is the Commonwealth of Massachusetts. This paragraph is intended by the Company, TDS and KHS to be enforceable under the Federal Arbitration Act. Should it be determined by any court that the FAA does not apply, then it shall be enforceable under the arbitration statute of the Commonwealth of Massachusetts. Notwithstanding that KHS has during all applicable time periods been a resident of, and an employee principally located in, the State of California, this Agreement is one of the documents entered into in connection with the settlement of threatened litigation and as such is intended by the parties to be construed solely according to its express terms without reference to statutory provisions to the contrary.

18. Miscellaneous Provisions.

(a) KHS`s rights under this Agreement may not be assigned, transferred, pledged or alienated in any way and shall not be subject to attachment, garnishment or any other legal or equitable process for the benefit of creditors.

(b) By entering into this Agreement, KHS shall not be deemed to have received any right to continued employment with the Company.

(c) KHS shall not, solely as a result of the award of the Option as of the date hereof, become a shareholder of the Company and shall not be entitled to vote, receive dividends or hold any of the other rights held by a shareholder of the Company.

(d) All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally or when received if mailed. Notices to the Company, TDS and KHS shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party to the others in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date set forth in the first paragraph hereof.

LUMBER LIQUIDATORS, INC.

/s/ Thomas D. Sullivan
Thomas D. Sullivan President Address:

KEVIN H. SULLIVAN

/s/ Kevin H. Sullivan
Address:

THOMAS D. SULLIVAN

/s/ Thomas D. Sullivan
Address:

Beneficiary Designation

In the event of my death, I hereby designate the beneficiary identified below to receive any amounts owed to me under the Stock Option Agreement between Lumber Liquidators, Inc., Thomas D. Sullivan and me dated August 1, 2005. I reserve the right to revoke or modify the designation at any time by a subsequent written designation.

Name of beneficiary:

Relationship:

Social Security Number:

Address:

Date:
KEVIN H. SULLIVAN

AMENDMENT

TO THE THOMAS D. SULLIVAN STOCK OPTION AGREEMENT AND LUMBER

LIQUIDATORS, INC. GUARANTY AGREEMENT

AMENDMENT to the Thomas D. Sullivan Stock Option Agreement and Lumber Liquidators, Inc. Guaranty Agreement (the “Agreement”), between Thomas D. Sullivan (“TDS”), Kevin H. Sullivan (“KHS”) and Lumber Liquidators, Inc. (the “Company”).

WHEREAS, TDS, KHS and the Company (collectively the “Parties”) wish to amend the Agreement to provide for a new benefit distribution schedule that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Parties intend for this amendment to comply with the transition rule contained in Section XI.C of the Preamble to the proposed regulations under Code Section 409A;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows, to be effective as of December 31, 2006:

1. Section 3 of the Agreement is amended by deleting the reference to “Sections and 10” in the second line and inserting “Sections 6 and 10” in lieu thereof.

2. Section 4 of the Agreement is hereby amended in its entirety to state as follows:

4.	Lapse of Substantial Risk of Forfeiture and Exercise of Options.

(i) The Option shall vest in its entirety upon the earlier of (a) KHS’s death, (b) KHS’s Permanent Disability, (c) the Company’s Initial Public Offering, (d) the occurrence of a Change in Control, (e) the Company’s termination of KHS for any reason other than for Cause, (f) any material breach of this Agreement or the Escrow Agreement by either TDS or the Company that remains uncured for 48 hours, or (g) February 1, 2008. If prior to any of the dates or events in the preceding sentence, KHS’s employment with the Company is terminated by the Company for Cause or by KHS, then any non-vested portion of the Option shall be forfeited.

(ii) Subject to the provisions set forth in Sections 10 and 13 hereof, the vested Options shall be exercised by KHS or his designated beneficiary or representative (or if none, his estate) and the shares distributed (subject to Required Tax Withholding) upon the earlier of (a) KHS’s death, (b) KHS’s disability (within the meaning of Section 409A), (c) KHS’s separation from service (within the meaning of Section 409A), (d) 90 days immediately following Company’s Initial Public Offering, (e) 90 days immediately following the occurrence of a Change in Control, or (f) February 1, 2008. Notwithstanding the foregoing, if it is determined that the Option is subject to FICA taxes before becoming exercisable, the Option shall be exercised to the extent permitted by Section 409A.

3. Section 6 of the Agreement is amended by deleting the last sentence and adding the following in lieu thereof:

If KHS fails to make payment to the Company for any Required Tax Withholdings on or before the later of (a) the day such taxes are required to be remitted or (b) ten (10) business days after the day notice of such Required Tax Withholding is delivered to KHS by the Company (which failure shall not constitute a breach of this Agreement or any Settlement Document), to the extent permitted by Section 409A, TDS shall have the right to call this Option with respect to the number of shares having a value equal to the Required Tax Withholdings, and TDS shall make the cash payment due to KHS upon exercising such call right to the Company as payment of the Required Tax Withholdings.

4. Section 10(i) is amended by deleting the first sentence and inserting the following in lieu thereof:

(i) In the event (a) there is no Initial Public Offering or Change in Control before February 1, 2008 or (b) KHS’s employment is terminated by the Company without Cause, KHS shall have the right to put and TDS shall have the right to call this Option upon the earliest of the events set forth in Section 4(ii) hereof.

5. Section 14 is hereby amended by deleting the definition of “Sale Event.”

6. Section 14 is hereby amended to add the following definitions:

Change of Control shall mean a change in the effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v).

Section 409A shall mean Section 409A of the Internal Revenue Code and any citations to specific provisions therein, and shall include any proposed, temporary or final regulations or other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

7. A new Section 19 is hereby added to read as follows:

19. Section 409A. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A. This Agreement shall be administered in a manner consistent with such intent, and any provision that would cause the Agreement to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A); provided that any such amendment shall preserve to the maximum extent possible the economic rights and burdens of the parties hereunder.

8. Sections 7, 8 and 9 of the Agreement are hereby replaced in their entirety by the following:

7.	Reserved.

8.	Reserved.

9.	Reserved.

* * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment on the dates set forth below.

LUMBER LIQUIDATORS, INC.

By:	/s/ Jeffrey W. Griffiths

Name:	Jeffrey W. Griffiths

Title:	President & CEO

Date:	12/29/06

KEVIN H. SULLIVAN

/s/ Kevin H. Sullivan

Date:	12/29/06

THOMAS D. SULLIVAN

/s/Thomas D. Sullivan

Date:	12/30/06